                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of ____________, 2007 by and between Agria Corporation, a company incorporated and existing under the laws of the Cayman Islands (the "Company"), and ____________, an individual (the "Executive"). Except with respect to the direct employment of the Executive by the Company, the term "Company" as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates (collectively, the "Group").

                                    RECITALS

A. The Company desires to employ the Executive as its ____________________ and to assure itself of the services of the Executive during the term of Employment (as defined below).

B. The Executive desires to be employed by the Company as its ___________________ during the term of Employment and upon the terms and conditions of this Agreement.

                                    AGREEMENT

     The parties hereto agree as follows:

1.   POSITION

     The Executive hereby accepts a position of ____________________ of the Company (the "Employment").

2.   TERM

     Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be three years, commencing on ________________, 2007 (the "Effective Date"), until ____________________, 2010, unless terminated earlier pursuant to the terms of this Agreement. Upon expiration of the initial three-year term, the Employment shall be automatically extended for successive one-year terms unless either party gives the other party hereto a one-month prior written notice to terminate the Employment prior to the expiration of such one-year term or unless terminated earlier pursuant to the terms of this Agreement.

3.   LOCATION

     The Executive acknowledges that the Company's principal executive offices are currently located in Room 706, 7/F, Huantai Building, No. 12A, South Street Zhongguancun, Haidian District, Beijing 100081, Peoples' Republic of China. The Executive's principal place of employment shall be the Company's principal executive offices. The Executive agrees that he will be regularly present at the Company's principal executive offices. The Executive acknowledges that he may be required to travel from time to time in the course of performing his duties for the Company.

4.   PROBATION

     No probationary period.

5.   DUTIES AND RESPONSIBILITIES

     The Executive's duties at the Company will include all jobs assigned by the Company's Board of Directors (the "Board") of the Company.

     The Executive shall devote all of his working time, attention and skills to the performance of his duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, the Memorandum and Articles of Association of the Company (the "Articles of Association"), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

     The Executive shall use his best efforts to perform his duties hereunder. The Executive shall not hold any other employment, and shall not be concerned or interested in any business or entity that directly or indirectly competes with the Group (any such business or entity, a "Competitor"), provided that nothing in this clause shall preclude the Executive from holding up to 5% of shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere, provided however, that the Executive shall notify the Company in writing prior to his obtaining a proposed interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require. The Company shall have the right to require the Executive to resign from any board or similar body which he may then serve if the Board reasonably determines in writing that the Executive's service on such board or body interferes with the effective discharge of the Executive's duties and responsibilities to the Company or that any business related to such service is then in competition with any Business (as defined below under Section 12) of the Company or any of its subsidiaries or affiliates.

6.   NO BREACH OF CONTRACT

     The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements that are required to be entered into by and between the Executive and any member of the Group pursuant to applicable law of the jurisdiction where the Executive is based, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

7.   COMPENSATION AND BENEFITS

     (a) Cash Compensation. The Executive's salary shall be provided by the Company pursuant to Schedule A hereto, subject to annual review and adjustment by the Company.

     (b) Equity Incentives. Once the Board and the shareholders of the Company adopt a share incentive plan of the Company, the Executive will be eligible for receiving awards under the share incentive plan and upon such terms as determined by the Board.

     (c) Benefits. The Executive is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

8.   TERMINATION OF THE AGREEMENT

     (a) By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if (1) the Executive is convicted or pleads guilty to a crime which the Board reasonably believes has had or will have a detrimental effect on the Company's reputation or business, (2) the Executive has been negligent or acted dishonestly to the detriment of the Company, (3) the Executive has engaged in actions amounting to misconduct or failed to perform his duties hereunder and such failure continues after the Executive is afforded a reasonable opportunity to cure such failure, (4) the Executive has died, or (5) the Executive has a disability which shall mean a physical or mental impairment which, as reasonably determined by the Board, renders the Executive unable to perform the essential functions of his employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period would apply. In addition, the Company may terminate the Employment without cause, at any time, upon one month written notice, and upon termination without cause, the Company shall provide compensation to the Executive only to the minimum extent expressly required by applicable law of the jurisdiction where the Executive is based.

     (b) By the Executive. The Executive may terminate the Employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in the Executive's authority, duties and responsibilities, or (2) there is a material reduction in the Executive's annual salary before the next annual salary review. In addition, the Executive may resign prior to the expiration of the Agreement if such resignation or an alternative arrangement with respect to the Employment is approved by the Board.

     (c) Notice of Termination. Any termination of the Executive's employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

9.   CONFIDENTIALITY AND NONDISCLOSURE

     (a) Confidentiality and Non-disclosure.The Executive hereby agrees at all times during the term of his employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Executive understands that "Confidential Information" means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group's licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Executive called or with whom the Executive became acquainted during the term of his employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, licensors, licensees, distributors and other persons with whom the Group does business, information regarding the skills and compensation of other employees of the Group or other business information disclosed to the Executive by or obtained by the Executive from the Group, its affiliates, or their clients, customers or partners either directly or indirectly in writing, orally or by drawings or observation of parts or equipment, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of the Executive.

     (b) Company Property. The Executive understands that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with his work or using the facilities of the Group are property of the Group and subject to inspection by the Group, at any time. Upon termination of the Executive's employment with the Company (or at any other time when requested by the Company), the Executive will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company and will provide written certification of his compliance with this Agreement. Under no circumstances will the Executive have, following his termination, in his possession any property of the Group, or any documents or materials or copies thereof containing any Confidential Information.

     (c) Former Employer Information. The Executive agrees that he has not and will not, during the term of his employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement or duty to keep in confidence information acquired by Executive, if any, or (ii) bring into the premises of the Group any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Executive will indemnify the Group and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation of the foregoing.

     (d) Third Party Information. The Executive recognizes that the Group may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Group's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Group and such third parties, during the Executive's employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Group's agreement with such third party.

     This Section 9 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.  INVENTIONS

     (a) Inventions Retained and Licensed. The Executive has attached hereto, as Schedule B, a list describing all inventions, ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to the Executive (whether made solely by the Executive or jointly with others) that (i) were developed by Executive prior to the Executive's employment by the Company (collectively, "Prior Inventions"), (ii) relate to the Group's actual or proposed business, products or research and development, and
          (iii) are not assigned to the Group hereunder; or, if no such list is attached, the Executive represents that there are no such Prior Inventions. Except to the extent set forth in Schedule B, the Executive hereby acknowledges and represents that, if in the course of his service for the Group, the Executive incorporates into a Group product, process or machine a Prior Invention owned by the Executive or in which he has an interest, (a) the Group is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide right and license (which may be freely transferred by the Group to any other person or entity) to make, have made, modify, use, sell, sublicense and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine, and (b) he has all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person. The Executive hereby agrees to indemnify the Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable legal fees and costs for resolving disputes arising out of or in connection with any violation or claimed violation of a third party's rights resulting from any use, sub-licensing, modification, transfer or sale by the Group of such Prior Invention.

     (b) Disclosure and Assignment of Inventions. The Executive understands that the Company engages in research and development and other activities in connection with its business and that, as an essential part of the Employment, the Executive is expected to make new contributions to and create inventions of value for the Company.

          From and after the Effective Date, the Executive shall make full written disclosure in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, concepts and trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in China or anywhere else in the world, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of the Executive's Employment at the Company (whether or not during business hours) that are either related to the scope of his Employment at the Company or make use, in any manner, of the resources of the Group (collectively, the "Inventions")The Executive hereby acknowledges that the Company or the Group shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company or the Group is ineffective for any reason, each member of the Group is hereby granted and shall have a royalty-free, sub-licensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such Inventions as part of or in connection with any product, process or machine. Such exclusive license shall continue in effect for the maximum term as may now or hereafter be permissible under applicable law. Upon expiration, such license, without further consent or action on the Executive's part, shall automatically be renewed for the maximum term as is then permissible under applicable law, unless, within the six-month period prior to such expiration, the Company and the Executive have agreed that such license will not be renewed. The Executive also hereby forever waives and agrees never to assert any and all rights he may have in or with respect to any Inventions even after termination of his employment with the Company. The Executive hereby further acknowledges that all Inventions created by him (solely or jointly with others) are, to the extent permitted by applicable law, "works made for hire" or "inventions made for hire," as those terms are defined in the People's Republic of China ("PRC") Copyright Law, the PRC Patent Law and the Regulations on Computer Software Protection, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

     (c) Patent and Copyright Registration. The Executive agrees to assist the Company or its designees in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights, and other legal protection for the Inventions in any and all countries. The Executive will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. The Executive's obligations under this paragraph will continue beyond the termination of the Employment with the Company, provided that the Company will reasonably compensate the Executive after such termination for time or expenses actually spent by the Executive at the Company's request on such assistance. The Executive appoints the Company and its duly authorized officers and agents as the Executive's attorney-in-fact to execute documents on the Executive's behalf for this purpose.

     (d) Remuneration. The Executive hereby agrees that the remuneration received by the Executive pursuant to this Agreement with the Company includes any remuneration which the Executive may be entitled to under applicable PRC law for any "works made for hire," "inventions made for hire" or other Inventions assigned to the Company pursuant to this Agreement.

     (e) Return of Confidential Material. In the event of the Executive's termination of employment with the Company for any reason whatsoever, Executive agrees promptly to surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any confidential information or to his employment, and Executive will not retain or take with him any tangible materials or electronically stored data, containing or pertaining to any confidential information that Executive may produce, acquire or obtain access to during the course of his employment.

     This Section 10 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 10, the Company shall have right to seek remedies permissible under applicable law.

11.  CONFLICTING EMPLOYMENT.

     The Executive hereby agrees that, during the term of his employment with the Company, he will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Group is now involved or becomes involved during the term of the Executive's employment, nor will the Executive engage in any other activities that conflict with his obligations to the Company without the prior written consent of the Company.

12.  NON-COMPETITION AND NON-SOLICITATION

     In consideration of the salary paid to the Executive by the Company, the Executive undertakes that for a period of two (2) years after he ceases to be employed by the Company, he will not, without the prior written consent of the Company:

     (a) in the territory of the PRC (for the purpose of this Section 12, the PRC shall include Hong Kong, Macau and Taiwan) (the "Territory"), either on his own account or through any of his affiliates, or in conjunction with or on behalf of any other person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the business of the Group (the "Business");

          For purpose of this Agreement, "Business" shall mean the following business that the Group conducts, i.e., research and development, production and distribution of corn seeds, sheep breeding products including breeder sheep, sheep semen and embryos, and blackberry, raspberry, date and white bark pine tree seedlings.

     (b) either on his own account or through any of his affiliates or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from the Group, any person, firm, company or organization who is or shall at any time within two
          (2) years prior to such cessation have been a customer, client, representative or agent of the Group or in the habit of dealing with the Group;

     (c) either on his own account or through any of his affiliates or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Group any person who is or shall have been at the date of or within twelve (12) months prior to such cessation of employment an officer, manager, consultant or employee of any such the Group whether or not such person would commit a breach of contract by reason of leaving such employment; or

     (d) either on his own account or through any of his affiliates or in conjunction with or on behalf of any other person, in relation to any trade, business or company use a name including the words "Agria", "AeroBiotech", "Primalights" or any other words hereafter used by the Group in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of the Group or the product or services or any other products or services of the Group, and shall use all reasonable endeavors to procure that no such name shall be used by any of his affiliates or otherwise by any person with which he is connected.

     Each and every obligation under Section 12 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

     The Executive agrees that in light of the circumstances, the restrictive covenants contained in Section 12 are reasonable and necessary for the protection of the Group, and further agrees that having regard to those circumstances the said covenants and are not excessive or unduly onerous upon the Executive. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable, in light of the circumstances, for the protection of the Group, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

     This Section 12 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 12, the Executive acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek all remedies permissible under applicable law.

13.  WITHHOLDING TAXES

     Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

14.  NOTIFICATION OF NEW EMPLOYER

     In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to his or her new employer about his or her rights and obligations under this Agreement.

15.  ASSIGNMENT

     This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

15.  SEVERABILITY

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

16.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Executive and the Company.

17.  REPRESENTATIONS

     The Executive hereby agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive hereby represents that the Executive's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to his or her employment by the

     Company. The Executive has not entered into, and hereby agrees that he or she will not enter into, any oral or written agreement in conflict with this Section 17.

18.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the law of the State of New York, USA.

19.  AMENDMENT

     This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

20.  WAIVER

     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

21.  NOTICES

     All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

22.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

23.  NO INTERPRETATION AGAINST DRAFTER

     Each party recognizes that this Agreement is a legally binding contract and acknowledges that it, he has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms. The Executive agrees and acknowledges that he has read and understands this

     Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has ample opportunity to do so.

    [Remainder of this page intentionally has been intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                        AGRIA CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        EXECUTIVE


                                        Signature:
                                                   -----------------------------
                                        Name:

                                   Schedule A

                                CASH COMPENSATION

                AMOUNT         PAY PERIOD
                ------         ----------
SALARY   RMB _______________   Monthly
         annually

                                   Schedule B

                            LIST OF PRIOR INVENTIONS

                                                        IDENTIFYING NUMBER
           TITLE                   DATE                OR BRIEF DESCRIPTION
           -----                   ----                --------------------


______ No inventions or improvements

______ Additional Sheets Attached


Signature of Executive:
                        ----------------

Print Name of Executive:
                         ---------------
Date: __________________, 2007